Exhibit 99.7
EXHIBIT 99.7
Description of Transactions Effected During the Past 60 Days — Loubani L.P.
The trading dates, the number of shares of Common Stock purchased and the purchase price for all transactions in the shares of Common Stock within the last 60 days, which were all brokered transactions, are set forth below:

Trade Date	Number of Purchased Shares	Price Per share
October 7, 2009	286	$2.50
October 8, 2009	11,714	$2.67
October 9, 2007	2,000	$2.65
October 12, 2009	2,000	$2.65
October 14, 2009	3,000	$2.60
October 15, 2009	300	$2.60
October 20, 2009	3,000	$2.68
October 21, 2009	1,000	$2.68
October 26, 2009	10,500	$2.90
October 27, 2009	1,000	$3.00
October 28, 2009	17,000	$2.88
October 29, 2009	1,200	$2.95
November 2, 2009	1,700	$3.01
November 3, 2009	1,000	$3.05
November 10, 2009	300	$3.00
November 11, 2009	6,533	$3.45
November 18, 2009	200	$3.02
November 19, 2009	4,400	$3.02
November 23, 2009	32,904	$3.03
November 24, 2009	1,500	$3.02
November 27, 2009	4,000	$3.04
November 30, 2009	7,500	$3.05
December 1, 2009	8,000	$3.16